CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2, under the Securities Act of 1933, of our report dated March 28, 2006, with respect to our audit of the financial statements of China Education Alliance for the year ended December 31, 2005.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ e-Fang Accountancy Group
e-Fang Accountancy Group
September 11, 2007